Exhibit (23)
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Clearwater Paper Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333‑156131, 333-156133, 333-156136, 333-172077, and 333-219560) on Form S-8 and the registration statement (No. 333-189092) on Form S-4 of Clearwater Paper Corporation of our reports dated February 20, 2018, with respect to the consolidated balance sheets of Clearwater Paper Corporation and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and stockholders’ equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Clearwater Paper Corporation.

/s/ KPMG LLP

Seattle, Washington
February 20, 2018